Exhibit 32.1

Certification of Chief Executive Officer and Chief Financial Officer

Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. 1350)

In connection with this quarterly report on Form 10-Q of Great Elm Capital Corp., a Maryland corporation (the “Registrant”), for the three months ended September 30, 2018 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Peter A. Reed, as Chief Executive Officer of the Registrant, and John J. Woods, as Chief Financial Officer of the Registrant, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and
2.	The information contained in the Report fairly presents, in all material respects, the consolidated financial condition and results of operations of the Registrant.

Dated: November 13, 2018

/s/ Peter A. Reed
Peter A. Reed
Chief Executive Officer
(Principal Executive Officer)

/s/ John J. Woods
John J. Woods
Chief Financial Officer
(Principal Financial Officer and Principal Accounting Officer)